Exhibit 10.1

Option Exercise Agreement

This OPTION EXERCISE Agreement (this “Agreement”) is entered into May 5, 2026 (the “Effective Date”) by and between REalloys Inc. (formerly known as Blackboxstocks, Inc., “REalloys”), and Gust Kepler, (“Kepler”, and, together with REalloys, the “Parties”). Capitalized terms used in this Agreement but not defined herein shall have the meaning ascribed to such terms in the Option Agreement (defined below).

RECITALS:

WHEREAS, pursuant to that certain Option Agreement, dated February 24, 2026 between the Parties (the “Option Agreement”), whereby upon exercise of the Put Right, Kepler is required to transfer all of the shares of Company Series A Stock of REalloys held by Kepler, which as of the date hereof is 1,084,999 shares (the “REalloys Interests”) in exchange for REalloys transferring 3,269,998 shares of BXO Preferred Stock of Blackbox.io, Inc., which represents all of the Series A Convertible Preferred Stock of Blackbox.io, Inc. owned by REalloys (the “Blackbox.io Interests”);

WHEREAS, on April 28, 2026, Kepler delivered to REalloys a notice exercising his Put Right pursuant to the Option Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and subject to and on the terms and conditions set forth herein, the Parties hereto agree as follows:

AGREEMENT:

1. Delivery and Exchange of the REalloys Interests and Blackbox.io Interests. Subject to and expressly contingent upon the acceptance by Securities Transfer Corporation of the Transfer Instruction Letter set forth in Exhibit A and as provided in the Option Agreement, effective as of the Effective Date: (i) Kepler hereby transfers all right, title and interest in and to the REalloys Interests to REalloys and REalloys hereby acquires from Kepler the REalloys Interests, free and clear of all encumbrances and (ii) REalloys hereby transfers all right, title and interest in and to the Blackbox.io Interests to Kepler and Kepler hereby acquires from REalloys the Blackbox.io Interests, free and clear of all encumbrances.

2. Representations and Warranties of Kepler. Kepler represents and warrants to REalloys that (A) Kepler has full right, title, and interest in and to the REalloys Interests, (B) Kepler has all the necessary power and authority and has taken all necessary action to transfer the REalloys Interests as set forth hereunder and (C) the REalloys Interests are free and clear of any and all mortgages, pledges, security interests, options, rights of first offer, encumbrances, or other restrictions or limitations of any nature whatsoever other than those arising as a result of or under the terms of the Option Agreement.

3. Representations and Warranties of REalloys. REalloys hereby represents and warrants to Kepler that (A) REalloys and Blackbox.io, Inc., individually and collectively, have all the necessary power and authority and have taken all necessary action to transfer the Blackbox.io Interests as set forth hereunder, and (B) the Blackbox.io Interests are hereby transferred free and clear of any and all mortgages, pledges, security interests, options, rights of first offer, encumbrances, or other restrictions or limitations of any nature whatsoever other than those arising as a result of or under the terms of the Option Agreement, and such Blackbox.io Interests are fully paid and non-assessable.

4. Miscellaneous.

(a) This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction). THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF TEXAS SHALL HAVE EXCLUSIVE JURISDICTION OVER ANY DISPUTE ARISING UNDER THIS AGREEMENT, AND THE PARTIES EXPRESSLY HEREBY CONSENT TO THE JURISDICTION OF SUCH COURTS AND AGREE THAT SUCH COURTS ARE A CONVENIENT FORUM FOR THE RESOLUTION OF ANY SUCH DISPUTES.

(b) From time to time, at the reasonable request of the either Party, the other Party shall execute and deliver, or cause to be executed and delivered, such documents and instruments and shall take, or cause to be taken, such further or other actions as may be reasonably necessary to carry out the purposes set forth herein, without any material financial obligation to either Party.

(d) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts transmitted by facsimile or electronic shall be deemed to be originals.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

GUST KEPLER

REALLOYS:

BY:
NAME:	Robert Winspear
TITLE:	Chief Financial Officer

EXHIBIT A

Instruction Letter

(attached)

3